FORM OF WARRANT

STOCK PURCHASE WARRANT

To Purchase __________ Shares of Common Stock of

NEAH POWER SYSTEMS, INC.

THIS STOCK PURCHASE WARRANT CERTIFIES that, for value received, __________ (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after                        , 2007 (the "Initial Exercise Date") and on or prior to the close of business on the fifth anniversary of the Initial Exercise Date (the "Termination Date") but not thereafter, to subscribe for and purchase from Neah Power Systems, Inc., a corporation incorporated in the State of Nevada (the "Company"), up to                        [an amount equal to 75% of the total number of shares of common stock purchased by Holder in the offering] shares (the "Warrant Shares") of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be $1.10 for up to one-third of the total number of Warrant Shares, $1.60 for up to one-third of the total number of Warrant Shares, and $2.o0 for up to one-third of the total number of Warrant Shares, subject to adjustment hereunder. The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein.

        1.    Title to Warrant.    Prior to the Termination Date and subject to compliance with applicable laws and Section 7 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

        2.    Authorization of Shares.    The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

        3.    Exercise of Warrant.

(a) Except as provided elsewhere herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and until 5:00 p.m. (Pacific time) on the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank, the Holder shall be entitled to receive the number of Warrant Shares so purchased. As soon as practicable after the exercise of this Warrant and in any event within three Trading Days (as defined herein) thereafter, upon the terms and subject to the conditions of this Warrant, the Company at its expense will cause to be issued in the name of and delivered to the Holder, or as the Holder may direct to a broker or other persons, a certificate or certificates for the number of Shares to which the Holder shall be entitled on such exercise, in such denominations as may be requested by the Holder. In lieu of delivering physical certificates for the Warrant Shares issuable upon any exercise of this Warrant, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent electronically to transmit such Warrant Shares by crediting the account of the Holder's broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time limitations herein as for stock certificates shall apply).

(b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares or electronic transmittal of such Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

4.    No Fractional Shares or Scrip.    No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

5.    Charges, Taxes and Expenses.    Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6.    Closing of Books.    The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

7.    Transfer, Division and Combination.

(a) Subject to compliance with any applicable securities laws and the conditions set forth in this Section 7, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)  This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c)  The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7. The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

(d)  This Warrant is transferable only in connection with (a) bona fide gifts, (b) dispositions to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, (c) transfers by the Holder to any direct or indirect affiliate, as defined in Rule 405 under the Securities Act of 1933, of the Holder, or as part of a distribution without consideration by the Holder to its equity holders on a pro rata basis. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the Holder.

(e)  If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act or a "qualified institutional buyer" as defined in Rule 144A promulgated under the Securities Act.

8.    No Rights as Shareholder until Exercise.    This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

9.    Loss, Theft, Destruction or Mutilation of Warrant.    The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

10.    Saturdays, Sundays, Holidays.    If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

11.    Adjustments of Exercise Price and Number of Warrant Shares.    The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

12.    Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.    If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another entity, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another person or entity) is completed pursuant to which holders of Common Stock tender or exchange not less than 50% of the then outstanding shares of Common Stock for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of Shares for which this Warrant is exercisable immediately prior to such event or (b) if the Company is acquired in an all cash transaction, cash equal to the value of this Warrant as determined in accordance with the Black-Scholes-Merton Pricing Model (as hereafter defined). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the holder's right to exercise such warrant into Alternate Consideration; provided that this Warrant shall have been cancelled or amended to the extent such cancellation or amendment is necessary so that such new warrant does not unjustly or disproportionately enrich the holder of the new warrant relative to a holder of the number of Warrant Shares for which this Warrant is exercisable immediately prior to such event. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 12 and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. For purposes hereof, "Black-Scholes-Merton Pricing Model" means the value determined using the Black-Scholes-Merton pricing model assuming that the Warrant had been assumed by the acquiring company and determining volatility on an implied basis using pricing information for trading of options in the stock of the acquiring company as of the date of determination or, if no such pricing information is available, determining volatility on an historical basis for the 12-month period prior to the date of determination.

13.    Registration Statement; Black Out Period.    The Company shall use its commercially reasonable efforts to keep a registration statement ("Registration Statement") with respect to the issuance and sale of the Warrant Shares continuously effective, supplemented, amended and current until all Warrant Shares have been issued or all Warrants have expired, whichever occurs earlier; provided that such obligation shall expire before such date if the Company delivers to the Holder a written opinion of counsel to the Company that all Holders may resell the Warrant Shares without registration under the Act and without restrictions as to the manner, timing and volume of such sale. Notwithstanding the foregoing, the Company shall not be required to amend or supplement the Registration Statement, any related prospectus or any document incorporated therein by reference and may suspend the availability of the Registration Statement (a "Black Out Period") for a period of time not to exceed 30 days in each instance and an aggregate of 60 days in any calendar year, (i) upon the occurrence or existence of any pending corporate development or any other material event as a result of which the Registration Statement, any related prospectus or any document incorporated by reference therein as then amended or supplemented would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) (A) the Company determines in good faith and in its reasonable judgment that the disclosure of such event as such time would not be in the best interests of the Company or (B) the disclosure otherwise relates to a material business transaction which has not yet been publicly disclosed. The Holder understands that, upon receipt of a written notice (without notice of the nature or details of the events) from the Company of the commencement of a Black Out Period (as defined below) (each, a "Black Out Notice"), the Holder will promptly discontinue disposition of the Warrant Shares pursuant to the Registration Statement until the earlier of (i) the end of the Black Out Period and (ii) the date on which the Holder is advised by the Company of the termination of the Black Out Period and the Holder receives copies of a supplemented or amended prospectus (or until the Holder is advised by the Company that the use of the Registration Statement may be resumed). If a Black Out Period is in effect on the Termination Date, then the Termination Date shall be extended for the number of calendar days covered by such Black Out Period.

14.    Voluntary Adjustment by the Company.    The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

15.    Notice of Adjustment.    Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

16.    Notice of Corporate Action.    If at any time:

(a)  the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b)  there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with (other than a consolidation or merger in which the Company is the surviving corporation), or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

(c)  there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 20 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (y) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (z) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 18(c).

17.    Authorized Shares.    The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the principal market upon which the Common Stock may then be traded.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

18.    Miscellaneous.

(a) Jurisdiction. This Warrant shall constitute a contract under the laws of the State of Nevada, without regard to its conflict of law principles or rules.

(b) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date.

(c) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered by first class mail to Holder at the last address of Holder appearing on the books of the Company; provided upon any permitted assignment of this Warrant, the assignee shall promptly provide the Company with its contact information.

(d) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(e) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(f) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the holders of Warrants representing two-thirds of the Warrant Shares issuable under Warrants then outstanding as of the date such consent is sought; provided, however, that no amendment may increase the Exercise Price, decrease the number of shares or class of shares obtainable upon exercise of this Warrant or decrease the time period in which this Warrant can be exercised without the written consent of each Holder.

(g) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(h)  Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(i)  Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: , 2007	NEAH POWER SYSTEMS, INC.
By:
Name: Title:

NOTICE OF EXERCISE

To:  Neah Power Systems, Inc.

(1) The undersigned hereby elects to purchase            Warrant Shares of Neah Power Systems, Inc. pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)  Payment shall take the form of (check applicable box):

o  wire transfer

o  cashier's check

(3)  Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following:

[NAME OF PURCHASER]
By:
Name: Title:

Dated:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

        FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

Dated:	,

Holder's Signature:
Holder's Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.